UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2014

RESTORGENEX CORPORATION

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Stratus Media Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 7, 2014, the Company filed an Amended and Restated Articles of Incorporation with the Secretary of State of Nevada (the “Amendment”) pursuant to which the Company effected a 1-for-100 reverse stock split of its common stock and a change in its name from “Stratus Media Group, Inc.” to “RestorGenex Corporation.” The Amendment became effective as of March 7, 2014.

The Company’s stockholders had approved a proposal authorizing the Company’s Board of Directors, in its discretion, to implement a reverse stock split at a ratio of not less than 1-for-50 and not more than 1-for-100. Subsequently, the Board of Directors approved the reverse stock split at a ratio of 1-for-100.

At the effective time of the reverse stock split, every 100 shares of the Company’s pre-split common stock were automatically combined into one share of common stock. No fractional shares are being issued as a result of the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

As a result of the reverse stock split, any options, warrants and rights outstanding as of the effective time that are subject to the reverse stock split will be adjusted consistent with the terms of those options, warrants and rights.

The reverse stock split does not alter the par value of the common stock or modify any voting rights or other terms of the commons stock.

The Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

A news release issued by the Company on March 7, 2014 is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company.

99.1	News Release, dated March 7, 2014, of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014	RESTORGENEX CORPORATION By: /s/ Tim Boris Tim Boris, General Counsel & VP Legal Affairs

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Index of Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company.

99.1	News Release, dated March 7, 2014, of the Company.

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